UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 17, 2012

Roberts Realty Investors, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Georgia
(State or Other Jurisdiction of Incorporation)

001-13183	58-2122873
(Commission File Number)	(IRS Employer Identification No.)

450 Northridge Parkway, Suite 302
Atlanta, Georgia	30350
(Address of Principal Executive Offices)	(Zip Code)

(770) 394-6000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On December 17, 2012, effective as of January 1, 2013, Roberts Realty Investors, Inc. renewed its existing leases with Roberts Properties, Inc. (“Roberts Properties”) and Roberts Properties Construction, Inc. (“Roberts Construction,” and together with Roberts Properties, the “Roberts Companies”) at our Northridge office building.  Roberts Properties leased 4,431 rentable square feet, and Roberts Construction leased 1,920 rentable square feet.  Each lease has a one-year term with a rental rate of $17.00 per square foot, provided that the rent cannot exceed a stated percentage of our gross income from rents from real property, gain from the disposition of real property, dividends, interest and gains from the dispositions of stock and securities, which percentage is 3.45% for Roberts Properties and 1.50% for Roberts Construction.  The Roberts Companies are taking the premises “as is” with no tenant improvements, upgrades or rental concessions.  Each of the Roberts Companies has a one-year renewal option at the then prevailing market rate.  Additionally, to facilitate a sale of the Northridge office building, each of the Roberts Companies has agreed that if the Northridge office building is sold, that they will vacate the premises within six months or negotiate a new lease with the buyer.

The foregoing description of the material terms of the lease renewals is qualified in its entirety by reference to the full text of the lease amendments filed as Exhibit 10.1 and Exhibit 10.2 to this report, which amendments are incorporated into this Item 1.01 by this reference.

Each of the Roberts Companies is wholly owned by Charles S. Roberts, the President and Chairman of the Board of Directors of Roberts Realty.  In compliance with the applicable listing rules of the NYSE MKT stock exchange, Roberts Realty’s audit committee, which is composed of three independent directors, approved the agreements outlined above in accordance with the committee’s charter.  Additionally, in accordance with Roberts Realty’s Code of Business Conduct and Ethics, Roberts Realty’s board of directors approved the agreements, with Mr. Roberts abstaining from the vote.

Item 9.01                             Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Exhibit

10.1	Fifth Amendment to Lease dated as of December 17, 2012 by and between Roberts Properties, Inc. and Roberts Properties Residential, L.P.
10.2	Fifth Amendment to Lease dated as of December 17, 2012 by and between Roberts Properties Construction, Inc. and Roberts Properties Residential, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROBERTS REALTY INVESTORS, INC.

Dated: December 19, 2012	By:	/s/ Charles R. Elliott
Charles R. Elliott
Chief Financial Officer